     As filed with the Securities and Exchange Commission on May 6, 1998.

                                                        File No. 333-________

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                -----------------------------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                -----------------------------------------------

                            SPECIALTY CATALOG CORP.
             (Exact name of Registrant as specified in its charter)

       DELAWARE                                          04-3253301
(State or other jurisdiction                           (I.R.S. Employer
      of organization)                                Identification No.)

                                21 BRISTOL DRIVE
                                  SOUTH EASTON
                              MASSACHUSETTS  02375
                                 (508) 238-0199
   (Address and telephone number of registrant's principal executive offices)

                -----------------------------------------------

                                STEVEN L. BOCK
                            Chief Executive Officer
                            SPECIALTY CATALOG CORP.
                               21 Bristol Drive
                      South Easton, Massachusetts  02375
                                 508-238-0199

           (Name, address and telephone number of agent for service)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective
--------------------------------------------------------------------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed Maximum     Proposed Maximum
Title of Securities                     Amount to        Offering Price         Aggregate             Amount of
to be Registered                      be Registered       Per Share*         Offering Price*       Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
Par Value $.01 per share               3,854,152         $6.00                $23,124,912           $6,822
-------------------------------------------------------------------------------------------------------------------

     * Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(c), based on the offering of up to 3,854,152 shares at a purchase price of $6.00 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 4, 1998. It is not known how many shares will be purchased under this Registration Statement or at what price such shares will be purchased.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                    Subject to Completion, Dated May 6, 1998

                              P R O S P E C T U S
                            SPECIALTY CATALOG CORP.

                              3,854,152 Shares of
                          Common Stock, $.01 Par Value

                                 -------------

     This Prospectus ("Prospectus") of Specialty Catalog Corp., a Delaware corporation (the "Company" or "SC"), relates to up to 3,854,152 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), being offered for resale from time to time by certain stockholders of the Company (the "Selling Stockholders"), for their respective accounts. See "Selling Stockholders." The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Common Stock is traded on the Nasdaq National Market under the symbol "CTLG". On May 4, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $6.00 per share.

   The Company will pay all of the expenses, estimated to be $43,822, incident to the registration, offering and sale of the Shares to the public hereunder (other than commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees). The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Selling Stockholders in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. See "Indemnification of Directors and Officers."

     All or a portion of the Shares may be disposed of by the Selling Stockholders hereunder from time to time in one or a combination of the following transactions: (a) transactions (which may involve block transactions) on the Nasdaq National Market, or otherwise (including the writing of options and settlement of short sales), at market prices prevailing at the time of sale or at prices related to such prevailing market prices; or (b) privately negotiated transactions at negotiated prices, including underwritten offerings. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling the shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and the underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. The commissions paid or discounts allowed to any of the underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares, if any of the underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution."

   Certain of the underwriters, brokers, dealers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course.

   SEE "RISK FACTORS" COMMENCING ON PAGE 4 FOR A DISCUSSION OF THE RISK FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE SECURITIES OFFERED HEREBY.

                                ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                ---------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither this Prospectus nor any Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this Prospectus or any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

--------------------------------------------------------------------------------------------------
                                                Underwriting  Discounts      Proceeds to Selling
                                              ---------------------------  -----------------------
                            Price to Public         and Commissions            Stockholder (3)
                            ----------------  ---------------------------  -----------------------
--------------------------------------------------------------------------------------------------
Per Share                         (l)                   (1)(2)                     (1)(2)
--------------------------------------------------------------------------------------------------
Total                             (1)                   (1)(2)                     (1)(2)
--------------------------------------------------------------------------------------------------

(1) The Selling Stockholders may from time to time effect the sale of the Shares at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. See "Plan of Distribution" and "Selling Stockholders."

(2) The Company has agreed to prepare and file this Prospectus and the related Registration Statement and supplements and amendments thereto required by the Securities Act with the Securities and Exchange Commission, and to deliver copies of the Prospectus to the Selling Stockholders. The expenses incurred in connection with the same, estimated at $43,822, will be borne by the Company. The Selling Stockholders and any broker-dealers, agents or underwriters who participate in a sale of the Shares may be deemed "underwriters" within the meaning of the Securities Act, and any commissions paid or discounts allowed to, and any profits received on resale of the Shares by, any of them may be deemed to be underwriting discounts or commissions under the Securities Act. See "Plan of Distribution." The Company will not be responsible for any discounts, concessions, commissions or other compensation due to any broker or dealer in connection with the sale of any of the shares offered hereby, which expenses will be borne by the Selling Stockholders.

(3) The total estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are $43,822. See "Other Expenses of Issuance and Distribution."



                  The date of this Prospectus is May 6, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500
W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding the Company, can be obtained from the Commission's Web site at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with the Commission with respect to the Common Stock being offered pursuant to this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. For further information with respect to the Company and the Common Stock being offered pursuant to this Prospectus, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

     Upon request, the Company will provide without charge to each person to whom a copy of this Prospectus has been delivered a copy of any information that was incorporated by reference in the Prospectus (other than exhibits to documents, unless such exhibits are specifically incorporated by reference into the Prospectus). The Company will also provide upon specific request, without charge to each person to whom a copy of this Prospectus has been delivered, a copy of all documents filed from time to time by the Company with the Commission pursuant to the Exchange Act. Requests for such copies should be directed to the Director of Financial Reporting of Specialty Catalog Corp., 21 Bristol Drive, South Easton, Massachusetts 02375. Telephone requests may be directed to (508) 238-0199.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the fiscal year ended January 3, 1998 filed with the Commission pursuant to Section 13(a) of the Exchange Act, the Current Report on Form 8-K and Form 8-K/A filed with the Securities and Exchange Commission in October 1997 pursuant to Section 13 or 15(d) of the Exchange Act and the description of the Common Stock contained in the Company's Registration Statement filed with the Commission pursuant to Section 12(g) of the Exchange Act including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              CAUTIONARY STATEMENT

     The documents incorporated by reference in this Prospectus contain, and additional statements issued by the Company from time to time in public filings or press releases or publicly made orally by officers of the Company with respect to the Company contain or may contain, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.
Such statements are subject to certain risks and uncertainties, including without limitation those discussed herein and in the Company's 1997 Annual Report to Shareholders. Such forward-looking statements speak only as of the date on which they are made, and the Company cautions readers not to place undue reliance on such statements. All forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information.

                                  THE COMPANY

     The Company targets niche consumer product categories, primarily via direct marketing. SC Direct, the Company's principal operating subsidiary in the United States ("SC Direct"), is the U.S.'s leading retailer of women's wigs and hairpieces. Daxbourne International Limited, a subsidiary of SC Direct, is a leading United Kingdom retailer and wholesaler of women's wigs and hairpieces. SC Publishing, another subsidiary of SC Direct, sells continuing education courses to nurses and CPAs.

     The executive office and mailing address of SC is located at 21 Bristol Drive, South Easton, Massachusetts 02375 (Telephone (508) 238-0199).

                                  RISK FACTORS

     Postal Rates, Paper Prices and Media Costs. Postage, shipping and paper costs are significant expenses in the operation of the Company's business. The Company mails its catalogs and generally ships its products to customers through the U.S. Postal Service and, at the customer's request and expense, ships its products by overnight and second day delivery services. The Company passes on the costs of mailing its products directly to customers as separate shipping and handling charges, but does not directly pass on paper costs and the costs of mailing its catalogs. Any future increases in postal or shipping rates or paper costs will have an adverse effect on the Company's operating results if the Company is unable to pass on these increases to its customers. In addition, a rise in media costs could have a material adverse effect on the Company's ability to generate new customers.

     Limited Sources of Fiber. The majority of the Company's revenue is derived from the sale of wigs. Virtually all of the wigs sold by the Company are made from special synthetic fiber manufactured by only two Japanese companies, Kaneka Corporation and Toyo Chemical Corporation. The wig manufacturers from whom the Company purchases its inventory purchase the fiber from these two fiber manufacturers. Should there be a permanent or long-term disruption in the supply of fiber, the Company believes that the time required to obtain an alternate source and the attendant delay in new production, as well as a possibly significant increase in the price of fiber, may have a material adverse effect on the Company's wig and hairpiece sales and profit margin.

     Limited Number of Wig Manufacturers. The wigs sold by the Company are produced by a limited number of manufacturers. Each of the Company's five largest manufacturers supplied between 13% and 23% of the Company's overall wig purchases in 1997. The loss of one or more of these manufacturers could materially disrupt the Company's wig operations. Although the Company believes that in such an event it could purchase its wig requirements from the remaining manufacturers and from additional manufacturers, there can be no assurance that such sources of supply could meet the Company's wig requirements without considerable disruption to the Company's purchasing cycles, inventory levels and profit margins. The Company does not currently have, and does not anticipate entering into in the foreseeable future, long-term supply contracts with its manufacturers.

     Dependence Upon Foreign Suppliers; Exchange Rates; Currency Fluctuations. The Company expects that most of its wigs and hairpieces will continue to be manufactured in Asia in the future. Accordingly, the Company's operations are subject to the customary risks of doing business abroad, including fluctuations in the value of currencies, such as the recent financial instability in the Asian markets, export duties, work stoppages and, in certain parts of the world, political instability and possible governmental intervention. As such, the availability and cost of wigs may be favorably or adversely affected by any one of these items. Although to date such risks have not had a significant effect on the Company's business operations, no assurance can be given that such risks will not have a material adverse effect on the Company's business operations in the future.

     Risk of a Cure for Hair Loss; Cancer Treatment Improvement. Millions of American women suffer varying degrees of hair loss, including those suffering hair loss as a side effect of cancer treatments. Women suffering from hair loss comprise a significant percentage of the Company's customer base for its wigs and hairpieces. Ongoing research is conducted by numerous groups, both public and private, seeking remedies for hair loss. One drug, Minoxidil (marketed under the name Rogaine(R) as well as other names), is now available over-the-counter and is sold to men and women as a measure against hair loss. There can be no assurance that a new drug will not be developed that could prevent hair loss among women. Such an event may have a material adverse effect on the Company's core wig business. In addition, the development of any new therapies, such as cancer treatments, that would eliminate hair loss as a side effect, may have a material adverse effect on the Company's business.

                              SELLING STOCKHOLDERS

     The term "Selling Stockholders" includes the holders listed below and the beneficial owners of the Shares and their transferees, pledgees, donees and other successors, as of May 6, 1998.

     The information provided in the table below with respect to each Selling Stockholder has been obtained from such Selling Stockholder. Except as otherwise disclosed below, none of the Selling Stockholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Because the Selling Stockholders may sell all or some portion of the shares of Common Stock beneficially owned by them, no estimate can be given as to the number of shares of Common Stock that will be beneficially owned by the Selling Stockholders after this Registration Statement is declared effective. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which they provided to the Company the information regarding the shares of Common Stock beneficially owned by them, all or a portion of the shares of Common Stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

     As of May 6, 1998, there were 5,057,001 shares of the Common Stock issued and outstanding.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 6, 1998 and as adjusted to reflect the sale of all of the Common Stock offered hereby by the Selling Stockholders.


                                                   Shares Beneficially                            Shares to be Beneficially
               Name of Selling                       Owned Prior to              Shares             Owned After Offering
                 Stockholders                         Offering (1)              Offered          Number              Percent
----------------------------------------------  -------------------------  ------------------  -------------------------------
Ian Ashken (2)                                          26,533                     26,533           --                   --
555 Theodore Fremd Ave., Suite B302
Rye, NY,  10580

Steven L. Bock (3)                                     440,160 (4)                440,160 (4)       --                   --
c/o Specialty Catalog Corp.
21 Bristol Drive
South Easton, MA  02375


                                                   Shares Beneficially                            Shares to be Beneficially
               Name of Selling                       Owned Prior to              Shares             Owned After Offering
                 Stockholders                         Offering (1)              Offered          Number              Percent
----------------------------------------------  -------------------------  ------------------  -------------------------------
The David Cicurel Settlement (5)                           40,111                40,111             --                   --
c/o Abacus (CI) Limited, as Trustee
La Motte Chambers
La Motte Street
St. Helier, Jersey
JE1 1BS Channel Islands

Dickstein & Co., L.P. (6)                                 853,153               853,153             --                   --
660 Madison Avenue, 16th Floor
New York, NY  10021

Dickstein Focus Fund L.P. (6)                             135,881               135,881             --                   --
660 Madison Avenue, 16th Floor
New York, NY  10021

Dickstein International Limited (6)                       358,655               358,655             --                   --
129 Front Street
Hamilton, Bermuda

First Global Holdings Limited (5)                         244,655               244,655             --                   --
c/o Abacus (CI) Limited
La Motte Chambers
La Motte Street
St. Helier, Jersey
JE1 1BS Channel Islands

Jonathan Franklin (2)                                      10,614                10,614             --                   --
555 Theodore Fremd Ave., Suite B302
Rye, NY,  10580

Martin E. Franklin (2) (7)                                230,688 (8)           230,688 (8)         --                   --
555 Theodore Fremd Ave., Suite B302
Rye, NY  10580

Robert Gladstone (9)                                       22,500 (10)           22,500 (10)        --                   --
c/o GKN Securities Corp.
One State Street Plaza
New York, NY 10004

Roger Gladstone (9)                                        22,500 (10)           22,500 (10)        --                   --
c/o GKN Securities Corp.
One State Street Plaza
New York, NY 10004

GKN Securities Corp. (11)                                  82,500 (12)           82,500 (12)        --                   --
One State Street Plaza
New York, NY 10004



                                                   Shares Beneficially                            Shares to be Beneficially
               Name of Selling                       Owned Prior to              Shares             Owned After Offering
                 Stockholders                         Offering (1)              Offered          Number              Percent
----------------------------------------------  -------------------------  ------------------  -------------------------------
Ionic Holdings Ltd. (5)                               244,655                    244,655           --                   --
c/o Abacus (CI) Limited
La Motte Chambers
La Motte Street
St. Helier, Jersey
JE1 1BS Channel Islands

Samuel L. Katz (13)                                    93,075 (8)                 93,075 (8)       --                   --
Executive Vice President, Strategic
 Development
Cendant Corporation
6 Sylvan Way
Parsippany, NJ  07054

Guy Naggar (5) (14)                                   404,167 (8)                404,167 (8)       --                   --
Dawnay, Day & Co., Ltd.
15 Grosvenor Gardens
London, England  SW1W0BD

New Henley Overseas Investments Inc. (5)               98,376                     98,376           --                   --
c/o T & M Trusteeship & Management
   Services Limited
7 rue Versonnex
1207 Geneva, Switzerland

David N. Nussbaum (9)                                  22,500 (10)                22,500 (10)      --                   --
c/o GKN Securities Corp.
One State Street Plaza
New York, NY 10004

Stephen M. O'Hara (15)                                278,773 (16)               278,773 (16)      --                   --
c/o Specialty Catalog Corp.
21 Bristol Drive
South Easton, MA  02375

Oracle Investments & Holdings Limited (5)             244,656                    244,656           --                   --
c/o Abacus (CI) Limited
La Motte Chambers
La Motte Street
St. Helier, Jersey
JE1 1BS Channel Islands
                                                -------------------------  ------------------  -------------------------------
Total:                                              3,854,152                  3,854,152           --                   --

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities and Exchange Act of 1934, as amended. Shares of Common Stock issuable pursuant to options, warrants and convertible securities, to the extent such securities are currently exercisable or convertible within 60 days of May 6, 1998, are treated as outstanding for computing the percentage of the person holding such securities but are not treated as outstanding for computing the percentage of any other person. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

(2) Due to its working capital constraints at that point in time, on June 1, 1996, the Company entered into an agreement with Martin Franklin, a Director of the Company, and two associates of Martin Franklin, pursuant to which Mr. Franklin and such associates loaned the Company $495,000. In connection with such loan, Mr. Franklin and his associates purchased for $5,000 warrants to acquire an aggregate of 265,335 shares of the Company's Common Stock at an aggregate price of $500,000. In April 1997, the holders of these warrants elected to apply amounts owed to them under the junior subordinated note as consideration to be paid for 265,335 shares of the Company's Common Stock. In conjunction with this transaction, the Company recorded a $57,132 extraordinary loss on the early retirement of debt (net of income tax benefit of $41,372).

(3) Effective December 1990, Steven L. Bock became Chief Executive Officer and Chairman of the Board of Directors of the Company (or its predecessor company).

(4)  Includes 340,226 shares of Common Stock underlying stock options.

(5) In April 1997, shares previously held by Viking Holdings Limited ("Viking"), a private investment company, were distributed to these Selling Stockholders. The principal beneficial owners of Viking were Guy Nagger and a trust established solely for the benefit of Mr. Naggar's adult children (the "Trust"). Mr. Naggar has no voting or investment control with respect to the Trust. The shares distributed to the Trust by Viking were further distributed to First Global Holdings Limited, Oracle Investments & Holdings Limited and Ionic Holdings Ltd.

(6) Of the 1,347,689 total shares reported, Dickstein & Co., L.P. owns beneficially 853,153 of such shares, Dickstein Focus Fund L.P. owns beneficially 135,881 of such shares and Dickstein International Limited owns beneficially 358,655 of such shares. Dickstein & Co. L.P. disclaims beneficial ownership of 135,881 shares owned by Dickstein Focus Fund L.P. and 358,655 shares owned by Dickstein International Limited. Dickstein Focus Fund L.P. disclaims beneficial ownership of 853,153 shares owned by Dickstein & Co., L.P. and 358,655 shares owned by Dickstein International Limited. Dickstein International Limited disclaims beneficial ownership of 853,153 shares owned by Dickstein & Co. and 135,881 shares owned by Dickstein Focus Fund L.P. Dickstein & Co. L.P., Dickstein International Limited and Dickstein Focus Fund are private investment funds. Dickstein Partners, L.P. is the general partner of Dickstein & Co., L.P. and Dickstein Focus Fund L.P.. Dickstein Partners, Inc. is the general partner of Dickstein Partners, L.P. and is advisor to Dickstein International Limited. Mark B. Dickstein is the President and sole director of Dickstein Partners, Inc. Alan S. Cooper, Vice President and General Counsel of Dickstein Partners, L.P., became a Director of the Company, effective February 1996.

(7)  Effective November 1994, Martin E. Franklin became a Director of the
     Company.

(8)  Includes 2,500 shares of Common Stock underlying stock options.

(9) Robert Gladstone, Roger Gladstone and David Nussbaum are affiliates of GKN Securities Corp. ("GKN"), the underwriter for the Company's initial public offering in October 1996 (the "IPO"). They are parties to Purchase Option Agreements dated October 22, 1996 by and between the Company and certain of its Selling Stockholders (the "Purchase Agreements") pursuant to which they may acquire the Shares offered hereby.

(10) Includes 22,500 of shares of Common Stock issuable upon exercise of purchase options.

(11) Pursuant to the Underwriting Agreement between the Company and GKN executed in connection with the IPO, the Company paid GKN a non-accountable expense allowance of $224,250 (2.5% of the gross proceeds derived from the sale of the underwritten shares in the IPO). GKN received an aggregate of $780,000 in underwriting discounts and commissions in the IPO. The Company also sold, for an aggregate of $100, to GKN and certain affiliates of GKN purchase options to acquire, in the aggregate, 150,000 Shares at a price of $7.15 per share.

(12) Includes 82,500 shares of Common Stock issuable upon exercise of purchase options. GKN is a party to a Purchase Agreement with the Company pursuant to which it may acquire the Shares offered hereby.

(13) Effective November 1994, Samuel L. Katz became a Director of the Company.

(14) Effective November 1994, Guy Naggar became a Director of the Company. In October 1997, the Company acquired The Daxbourne Group ("Daxbourne"), a leading retailer and wholesaler of wigs, hairpieces and related accessories in the United Kingdom. Prior to the acquisition, Daxbourne retained the services of Livingstone Guarantee to search for a buyer for Daxbourne. Dawnay, Day Corporate Finance Limited ("Dawnay Day") received a copy of the offering memorandum prepared by Livingstone Guarantee, and referred the potential acquisition to the Company. Mr. Naggar, Chairman of Dawnay, Day and Co. Limited, the parent of Dawnay Day, owns a significant portion of the Company's Common Stock and is also a member of the Company's Board of Directors. The Company entered into an agreement whereby Dawnay Day agreed to act as investment advisor for the Company in connection with the Daxbourne acquisition. Dawnay Day's fee for initiating the transaction and acting as investment advisor, which was negotiated on an arms-length basis, was based on the Lehman formula and would be paid only on completion of the transaction. Based on the purchase price paid by the Company for Daxbourne, the fee amounted to approximately $182,000 and was paid by the Company upon completion of the transaction. Dawnay Day was also reimbursed for its out-of-pocket expenses, which amounted to approximately $1,000.

(15) Effective November 1994, Stephen M. O'Hara became President of the Company.

(16) Includes 187,773 shares of Common Stock underlying stock options.

-------------------

                              PLAN OF DISTRIBUTION

     The sale or distribution of the Shares may be effected directly to purchasers by the Selling Stockholders as a principal or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on any exchange or in the over-the-counter market, (ii) in transactions otherwise than in the over-the-counter market or (iii) through the writing of options (whether such options are listed on an options exchange or otherwise) on, or settlement of short sales of, the Shares, or a combination of such method of sales. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the Selling Stockholders or by agreement between the Selling Stockholders and underwriters, brokers, dealers or agents, or purchasers. The Selling Stockholders may effect such transactions by selling the Shares directly to purchasers or by selling shares to or through underwriters, brokers or dealers and such underwriters, brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such underwriters, brokers or dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular underwriter, broker or dealer might be in excess of customary commissions or be changed from time to time). The Selling Stockholders and any underwriters, brokers, dealers or agents who participate in a sale of the Shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents in addition to any profits received on resale of the Shares if any of such underwriters, brokers, dealers or agents should purchase any Shares as a principal may be deemed to be underwriting discounts or commissions under the Securities Act.

     Of the 3,854,152 Shares being offered hereunder, 685,499 Shares shall be issued upon the exercise of stock options by certain of the Selling Stockholders, which stock options are either currently exercisable or exercisable within 60 days of May 6, 1998.

     In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus. A Selling Stockholder also may pledge the Shares as collateral for margin accounts and the Shares may be resold pursuant to the terms of such accounts.

     As part of certain agreements entered into between GKN and certain of the Selling Stockholders, until October 17, 1999, GKN shall have the right to purchase for its account or to sell for the account of each such Selling Stockholder any Shares to be sold on any United States securities market or exchange, including, but not limited to, open market sales or sales pursuant to Rule 144 under the Securities Act. Each such Selling Stockholder agrees to consult with GKN with regard to any such sales and will offer GKN the exclusive opportunity to purchase or sell such Shares on terms at least as favorable to such Selling Stockholder as such Selling Stockholder can secure elsewhere. If GKN fails to accept in writing any such proposal for sale by such Selling Stockholder within four business hours after receipt of a notice containing such proposal, then GKN shall have no claim or right with respect to any such proposal (without affecting its rights to other sales). If, thereafter, such proposal is modified in any material respect, such Selling Shareholder shall adopt the same procedure as with respect to the original proposal.

     Certain of such underwriters, dealers, brokers or agents may have other business relationships with the Company and/or its affiliates in the ordinary course. Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers. If the Company makes an underwritten public offering of its securities while this Registration Statement is effective, the Selling Stockholders who are parties with the Company to the Amended and Restated Registration Rights Agreement dated as of September 1996 (the "Rights Agreement") would be bound to sign a 180-day lockup agreement if the underwriter of the Company's public offering so required.

     The Company will pay all of the expenses incident to the registration, offering and sale of the Shares to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers, agents and the Selling Stockholders' attorney's fees. The Company has agreed to indemnify the Selling Stockholders and controlling persons of the Selling Stockholders (within the meaning of the Securities Act) against certain liabilities, including liabilities under the Securities Act. Those Selling Stockholders, in return, have agreed to indemnify the Company against certain liabilities, including liabilities under the Securities Act. The registration of these shares is being made in accordance with the Rights Agreement and the Purchase Agreements (collectively, the "Agreements").

Each of the Selling Stockholders (or a predecessor in interest) is a party to one of the Agreements, with the exception of Stephen M. O'Hara.

     If all or a portion of the Shares are offered through an underwritten offering, the terms of such underwritten offering, including the public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in an accompanying Prospectus Supplement.

     Until the distribution of the Shares is completed, rules of the Commission may limit the ability of any underwriters and any other person participating in the distribution of the Shares to bid for and purchase the Common Stock. As an exception to these rules, underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. If any underwriters create a short position in the Shares in connection with the offering, selling more Shares than are set forth on the cover page of this Prospectus, the underwriters may reduce that short position by purchasing shares of Common Stock in the open market. Purchases of the Common Stock for the purpose of stabilization or to reduce a short position could cause the price of the Common Stock to be higher than it might be in the absence of such purchases. In addition, rules of the Commission may limit the timing of purchases and sales of shares of Common Stock by the Selling Stockholders and any other such person. All of the foregoing may limit the marketability of the Shares and the ability of any underwriter, broker, dealer or agent to engage in market making activities.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of any of the Shares by the Selling Stockholders.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 3, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               TABLE OF CONTENTS

                                                                                    Page
                                                                                 ----------
Available Information..........................................................           3
Incorporation by Reference.....................................................           3
Cautionary Statement...........................................................           4
The Company....................................................................           4
Risk Factors...................................................................           4
Selling Stockholders...........................................................           5
Plan of Distribution...........................................................          10
Use of Proceeds................................................................          11
Experts........................................................................          11


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

          SEC Registration Fee..........  $ 6,822
          Legal Fees and Expenses.......  $30,000
          Accounting Fees and Expenses..  $ 5,000
          Printing Fees and Expenses....  $ 1,000
          Miscellaneous.................  $ 1,000
                                          -------
          Total.........................  $43,822

      All of the costs identified above will be paid by the Company. Except for the SEC registration fee, all amounts are estimates.

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of Delaware, as amended ("DGCL"), authorizes a Delaware corporation to indemnify its officers, directors, employees and agents against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance for such indemnification. The Company's By-Laws and Article Seventh of its Certificate of Incorporation, as amended, substantively provide that the Company indemnify its officers, directors, employees and agents to the fullest extent permitted by Section 145 of the DGCL.

     The Company shall, to the fullest extent to which it is empowered to do so by the DGCL or any other applicable laws as may from time to time be in effect, indemnify any person, or the personal representative thereof, who was or is a party to any or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, against losses, liabilities, judgments, fines (including excise tax assessed on such a person in connection with service to an employee benefit plan or otherwise), amounts paid in settlement and expenses (including, without limitation, court costs, attorneys' fees and disbursements and those of accountants and other experts and consultants), actually and reasonably incurred by such person as a result of or in connection with such action, suit or proceeding or any appeal therein all of which expenses as incurred shall be advanced by the Company pending the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer who may be entitled to such indemnification, to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The Company's obligation to indemnify and to prepay expenses hereunder (i) shall inure to the benefit of the heirs, executors and administrators of any person who has ceased to be a director or officer of the Company, (ii) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or directors or otherwise, and (iii) shall arise, and all rights granted to directors and officers hereunder shall vest, at the time of the occurrence of the transaction or event to which such action, suit or proceeding relates, or at the time that the action or conduct to which such action, suit or proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such action, suit or proceeding is first threatened, commenced or completed. Notwithstanding any other provision of the Certificate of Incorporation or the By-Laws of the Company, no action taken by the Company, either by amendment of the Certificate of Incorporation or the By-Laws of the Company, or otherwise, shall diminish or adversely affect any rights to indemnification or prepayment of expenses granted under this Article that shall have become vested as aforesaid prior to the date such amendment or other corporate action is taken. Nothing contained in this Article shall be construed in such a manner as to prohibit the Company from granting any additional right of indemnification to any director or officer of the Company by agreement, vote of stockholders or directors or otherwise.

     If the DGCL is amended hereafter to expand or limit the indemnification a corporation may provide to a director or officer, then the indemnification of a director or officer of the Company shall be expanded to the fullest extent so permitted or limited to the least extent so required by the DGCL, as so amended.

     The Amended and Restated Registration Rights Agreement dated September 1996 by and between the Company and certain of its stockholders (the "Rights Agreement") provides that (1) the Selling Stockholders which are parties to the Rights Agreement will indemnify the Company and its controlling persons against certain liabilities arising out of misstatements or material omissions made or omitted in reliance upon and in conformity with written statements made by those Selling Stockholders in connection with any offering made pursuant to the Rights Agreement, including liabilities under the Securities Act, and (2) the Company will indemnify those Selling Stockholders and their respective controlling persons against certain liabilities in connection with any offering made pursuant to the Rights Agreement, including liabilities under the Securities Act.

     The Purchase Option Agreements dated October 22, 1996 by and between the Company and certain of its Selling Stockholders (the "Purchase Agreements") provide that (1) the Selling Stockholders which are parties to the Purchase Agreements shall severally (and not jointly) indemnify the Company against all claims or liabilities to which the Company becomes subject, including liabilities under the Securities Act or the Exchange Act, arising from information furnished in writing by or on behalf of such Selling Stockholders, and (2) the Company will indemnify the Selling Stockholders and their respective controlling persons against certain liabilities in connection with any offering made pursuant to this Registration Statement, including liabilities under the Securities Act and the Exchange Act.

     Each of the Selling Stockholders with the exception of Mr. O'Hara is a party to either the Rights Agreement or the Purchase Agreements. The Company and Mr. O'Hara have entered into a separate agreement whereby Mr. O'Hara agreed to indemnify the Company and its officers and directors against certain liabilities arising out of misstatements or material omissions made by Mr. O'Hara, in his capacity as a Selling Shareholder, in connection with this Offering, including liabilities under the Securities Act, but only to the extent of the net proceeds received by him from this Offering, and the Company agreed to indemnify Mr. O'Hara, in his capacity as a Selling Shareholder, against certain liabilities in connection with this Offering, including liabilities under the Securities Act.

Item 16.  EXHIBITS.

Exhibit   Description
-------   -----------

4.1 Specimen Certificate representing the Common Stock , par value $0.01 per share. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-10793.

5         Opinion of Bingham Dana LLP as to legality of securities to be issued.

10.1 1996 Stock Option Plan. Filed as Exhibit 10.01 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.2 Employment Agreement dated as of October 4, 1996 between the Registrant and Steven L. Bock. Filed as Exhibit 10.02 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.3 Employment Agreement dated as of October 4, 1996 between the Registrant and Stephen M. O'Hara. Filed as Exhibit 10.03 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.4 Credit Agreement dated November 24, 1994 between the Bank Nationale de Paris ("BNP") and Wigs By Paula, Inc., predecessor to the Registrant ("Wigs"). Filed as Exhibit 10.04 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.5 First Amendment, Waiver and Consent to the Credit Agreement dated August 16, 1995 between BNP and the Registrant. Filed as Exhibit 10.05 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.6 Second Amendment, Waiver and Consent to the Credit Agreement dated August 14, 1996 between BNP and the Registrant. Filed as Exhibit 10.06 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.7 Security Agreement dated as of November 23, 1994 between Wigs and BNP. Filed as Exhibit 10.07 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.8 Trademark and Copyright Security Agreement dated as of November 23, 1994 between Wigs, BNP and other guarantors named therein. Filed as Exhibit
      10.08 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.9 Pledge Agreement dated as of November 23, 1994 between SC Corporation and BNP. Filed as Exhibit 10.09 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.10 Pledge Agreement dated as of November 23, 1994 between the Registrant, SC Holdings, L.L.C. and BNP. Filed as Exhibit 10.10 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.11 Guaranty dated November 23, 1994 between the Registrant, Western Schools, Inc., Royal Advertising & Marketing, Inc., BNP and the Hedge Banks. Filed as Exhibit 10.11 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.12 Guaranty dated November 23, 1994 between SC Corporation, BNP, and the Hedge Banks. Filed as Exhibit 10.12 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.13 Guaranty dated November 30, 1994 between the Registrant, SC Holdings L.L.C., BNP, and the Hedge Banks. Filed as Exhibit 10.13 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.14 Agreement dated June 1, 1996 between SC Direct, Inc., the Registrant and Martin E. Franklin. Filed as Exhibit 10.14 to Specialty Catalog
      Corp.'s Form S-1, File No. 333-10793.

10.15 Debtor Securities Purchase Agreement dated November 23, 1994 between WIGS, L.P. and SC Corporation. Filed as Exhibit 10.15 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.16 Pledge and Security Agreement dated November 30, 1994 between WIGS, L.P. and SC Corporation. Filed as Exhibit 10.16 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.17 Promissory Note dated November 23, 1994 in the principal amount of $147,583 from WIGS, L.P. to SC Corporation. Filed as Exhibit 10.17 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.18 Lease dated July 10, 1985 between Simon D. Young, Trustee of the Sandpy Realty Trust, ("Trustee"), and Wigs for premises located at 21 Bristol Drive, South Easton, MA. Filed as Exhibit 10.18 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.19 First Amendment of Lease, dated March 15, 1986, between the Trustee and Wigs. Filed as Exhibit 10.19 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.20 Second Amendment to Lease, dated March 1, 1989, between the Trustee and Wigs. Filed as Exhibit 10.20 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.21 Third Amendment to Lease, dated October 22, 1993 between the Trustee and Wigs. Filed as Exhibit 10.21 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.22 Letter Agreement, dated February 21, 1995 between the Trustee and SC Corporation. Filed as Exhibit 10.22 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.23 Lease, dated October 20, 1995 between Fredric Snyderman as Trustee of JV Realty Trust and SC Direct Inc. for the premises at 23 Norfolk Avenue. Filed as Exhibit 10.23 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.24 Printing Agreement, dated January 1, 1995 between Quebecor Printing (USA) Corp. and the Registrant, as amended. Filed as Exhibit 10.24 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.25 Amended and Restated Registration Rights Agreement, dated October 3, 1996 between the Registrant and certain of the Registrant's stockholders, as amended. Filed as Exhibit 10.25 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.26 First Amended and Restated Joint Plan of Reorganization of SC Corporation, Western Schools, Inc. and Wigs by Paula dated September 21, 1994. Filed as
      Exhibit 10.26 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.27 AT&T Contract Tariff Order dated February 9, 1995 between AT&T and the Registrant. Filed as Exhibit 10.27 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.28 Shareholder's Agreement dated as of November 30, 1994 between the Registrant, SC Holdings L.L.C., SC Corporation and certain shareholders. (Shareholder's Agreement"). Filed as Exhibit 10.28 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.29 Amendment No. 1 to Shareholder's Agreement. Filed as Exhibit 10.29 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.30 SC Holdings L.L.C. Limited Liability Company Agreement. Filed as Exhibit
      10.30 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.31 Supplemental Defined Contribution Plan. Filed as Exhibit 10.31 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.32 Form of Indemnification Agreement of Directors. Filed as Exhibit 10.32 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.33 Form of Warrant, dated August 12, 1996. Filed as Exhibit 10.33 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.34 Form of Subordinated Note, dated August 12, 1996. Filed as Exhibit 10.34 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.35 Fee Letter. Filed as Exhibit 10.35 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.36 Net Building Lease dated March 7, 1997 between Campanelli Investment Properties and the Registrant for premises located at 525 Campanelli Industrial Drive, Brockton, MA. Filed as Exhibit 10.36 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.37 Credit Agreement dated March 12, 1997 between The First National Bank of Boston and the Registrant. Filed as Exhibit 10.37 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.38 Amendment No. 2 to Printing Agreement, dated January 1, 1995 between Quebecor Printing (USA) Corp. and the Registrant, as amended, dated December 31, 1996. Filed as Exhibit 10.38 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.39 First Amendment to Credit Agreement dated as of October 3, 1997 between BankBoston, N.A. and the Registrant, Filed as Exhibit 10.4 to Specialty Catalog Corp.'s Form 10-Q, dated November 6, 1997, File No. 0-21499.

10.40 Credit Agreement dated as of October 3, 1997 between BankBoston, N.A. (acting through its London Branch) and Daxbourne International Limited, a subsidiary of the Registrant, Filed as Exhibit 10.5 to Specialty Catalog Corp.'s Form 10-Q, dated November 6, 1997, File No.
      0-21499.

10.41 Fourth Amendment to Lease, dated November 26, 1997 between the Trustee and SC Corporation, Filed as Exhibit 10.41 to Specialty Catalog Corp.'s Form 10-K, dated March 30, 1998, File No. 0-21499.

23.1  Consent of Bingham Dana LLP (included in Exhibit 5).

23.2  Consent of Deloitte & Touche LLP.

24    Power of Attorney (included on signature page).

Item 17.  UNDERTAKINGS.

     (A) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (C) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (D) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of South Easton and the Commonwealth of Massachusetts as of 6th day of May, 1998.

                                    SPECIALTY CATALOG CORP.

                                    By  /s/ Steven L. Bock
                                       --------------------------------
                                       Steven L. Bock
                                       Chief Executive Officer, Director and
                                       Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Steven L. Bock, Stephen M. O'Hara and J. William Heise, and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant, the Registration Statement on Form S-3 and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature                                    Title                     Date
-----------------------------  ---------------------------------  --------------

/s/ Steven L. Bock             Chief Executive Officer, Director  April 30, 1998
-----------------------------  and Chairman of the Board
Steven L. Bock

/s/ Stephen M. O'Hara          President                          April 30, 1998
-----------------------------
Stephen M. O'Hara

/s/ J. William Heise           Senior Vice President and          April 30, 1998
-----------------------------  Chief Financial Officer
J. William Heise

/s/ Alan S. Cooper             Director                           April 30, 1998
-----------------------------
Alan S. Cooper

/s/ Martin E. Franklin         Director                           April 30, 1998
-----------------------------
Martin E. Franklin

/s/ Samuel L. Katz             Director                           April 30, 1998
-----------------------------
Samuel L. Katz

/s/ Andrea Pomerantz Lustig    Director                           April 30, 1998
-----------------------------
Andrea Pomerantz Lustig

/s/ Guy Naggar                 Director                           April 30, 1998
-----------------------------
Guy Naggar

                                 EXHIBIT INDEX
                                 -------------

Exhibit   Description
-------   -----------

4.1 Specimen Certificate representing the Common Stock , par value $0.01 per share. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, File No. 333-10793.

5         Opinion of Bingham Dana LLP as to legality of securities to be issued.

10.1 1996 Stock Option Plan. Filed as Exhibit 10.01 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.2 Employment Agreement dated as of October 4, 1996 between the Registrant and Steven L. Bock. Filed as Exhibit 10.02 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.3 Employment Agreement dated as of October 4, 1996 between the Registrant and Stephen M. O'Hara. Filed as Exhibit 10.03 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.4 Credit Agreement dated November 24, 1994 between the Bank Nationale de Paris ("BNP") and Wigs By Paula, Inc., predecessor to the Registrant ("Wigs"). Filed as Exhibit 10.04 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.5 First Amendment, Waiver and Consent to the Credit Agreement dated August 16, 1995 between BNP and the Registrant. Filed as Exhibit 10.05 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.6 Second Amendment, Waiver and Consent to the Credit Agreement dated August 14, 1996 between BNP and the Registrant. Filed as Exhibit 10.06 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.7 Security Agreement dated as of November 23, 1994 between Wigs and BNP. Filed as Exhibit 10.07 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.8 Trademark and Copyright Security Agreement dated as of November 23, 1994 between Wigs, BNP and other guarantors named therein. Filed as
          Exhibit 10.08 to Specialty Catalog Corp.'s Form S-1, File No. 333-
          10793.

10.9 Pledge Agreement dated as of November 23, 1994 between SC Corporation and BNP. Filed as Exhibit 10.09 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.10 Pledge Agreement dated as of November 23, 1994 between the Registrant, SC Holdings, L.L.C. and BNP. Filed as Exhibit 10.10 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.11 Guaranty dated November 23, 1994 between the Registrant, Western Schools, Inc., Royal Advertising & Marketing, Inc., BNP and the Hedge Banks. Filed as Exhibit 10.11 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.12 Guaranty dated November 23, 1994 between SC Corporation, BNP, and the Hedge Banks. Filed as Exhibit 10.12 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.13 Guaranty dated November 30, 1994 between the Registrant, SC Holdings L.L.C., BNP, and the Hedge Banks. Filed as Exhibit 10.13 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.14 Agreement dated June 1, 1996 between SC Direct, Inc., the Registrant and Martin E. Franklin. Filed as Exhibit 10.14 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.15 Debtor Securities Purchase Agreement dated November 23, 1994 between WIGS, L.P. and SC Corporation. Filed as Exhibit 10.15 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.16 Pledge and Security Agreement dated November 30, 1994 between WIGS, L.P. and SC Corporation. Filed as Exhibit 10.16 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.17 Promissory Note dated November 23, 1994 in the principal amount of $147,583 from WIGS, L.P. to SC Corporation. Filed as Exhibit 10.17 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.18 Lease dated July 10, 1985 between Simon D. Young, Trustee of the Sandpy Realty Trust, ("Trustee"), and Wigs for premises located at 21 Bristol Drive, South Easton, MA. Filed as Exhibit 10.18 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.19 First Amendment of Lease, dated March 15, 1986, between the Trustee and Wigs. Filed as Exhibit 10.19 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.20 Second Amendment to Lease, dated March 1, 1989, between the Trustee and Wigs. Filed as Exhibit 10.20 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.21 Third Amendment to Lease, dated October 22, 1993 between the Trustee and Wigs. Filed as Exhibit 10.21 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.22 Letter Agreement, dated February 21, 1995 between the Trustee and SC Corporation. Filed as Exhibit 10.22 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.23 Lease, dated October 20, 1995 between Fredric Snyderman as Trustee of JV Realty Trust and SC Direct Inc. for the premises at 23 Norfolk Avenue. Filed as Exhibit 10.23 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.24     Printing Agreement, dated January 1, 1995 between Quebecor Printing
          (USA) Corp. and the Registrant, as amended. Filed as Exhibit 10.24 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.25 Amended and Restated Registration Rights Agreement, dated October 3, 1996 between the Registrant and certain of the Registrant's stockholders, as amended. Filed as Exhibit 10.25 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.26 First Amended and Restated Joint Plan of Reorganization of SC Corporation, Western Schools, Inc. and Wigs by Paula dated September 21, 1994. Filed as Exhibit 10.26 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.27 AT&T Contract Tariff Order dated February 9, 1995 between AT&T and the Registrant. Filed as Exhibit 10.27 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.28 Shareholder's Agreement dated as of November 30, 1994 between the Registrant, SC Holdings L.L.C., SC Corporation and certain shareholders. (Shareholder's Agreement"). Filed as Exhibit 10.28 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.29 Amendment No. 1 to Shareholder's Agreement. Filed as Exhibit 10.29 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.30   SC Holdings L.L.C. Limited Liability Company Agreement. Filed as Exhibit
        10.30 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.31 Supplemental Defined Contribution Plan. Filed as Exhibit 10.31 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.32 Form of Indemnification Agreement of Directors. Filed as Exhibit 10.32 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.33 Form of Warrant, dated August 12, 1996. Filed as Exhibit 10.33 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.34 Form of Subordinated Note, dated August 12, 1996. Filed as Exhibit 10.34 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.35 Fee Letter. Filed as Exhibit 10.35 to Specialty Catalog Corp.'s Form S-1, File No. 333-10793.

10.36 Net Building Lease dated March 7, 1997 between Campanelli Investment Properties and the Registrant for premises located at 525 Campanelli Industrial Drive, Brockton, MA. Filed as Exhibit 10.36 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.37 Credit Agreement dated March 12, 1997 between The First National Bank of Boston and the Registrant. Filed as Exhibit 10.37 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.38 Amendment No. 2 to Printing Agreement, dated January 1, 1995 between Quebecor Printing (USA) Corp. and the Registrant, as amended, dated December 31, 1996. Filed as Exhibit 10.38 to Specialty Catalog Corp.'s Form 10-K, dated March 27, 1997, File No. 0-21499.

10.39 First Amendment to Credit Agreement dated as of October 3, 1997 between BankBoston, N.A. and the Registrant, Filed as Exhibit 10.4 to
        Specialty Catalog Corp.'s Form 10-Q, dated November 6, 1997, File No. 0-21499.

10.40 Credit Agreement dated as of October 3, 1997 between BankBoston, N.A. (acting through its London Branch) and Daxbourne International Limited, a subsidiary of the Registrant, Filed as Exhibit 10.5 to Specialty Catalog Corp.'s Form 10-Q, dated November 6, 1997, File No. 0-21499.

10.41 Fourth Amendment to Lease, dated November 26, 1997 between the Trustee and SC Corporation, Filed as Exhibit 10.41 to Specialty Catalog Corp.'s Form 10-K, dated March 30, 1998, File No. 0-21499.

23.1    Consent of Bingham Dana LLP (included in Exhibit 5).

23.2    Consent of Deloitte & Touche LLP.

24      Power of Attorney (included on signature page).